rVue Announces Capital Raise of Approximately $1.5 Million to Fund Sales, Marketing and Technology Programs

Private Placement of Nearly $1.5 Million from Major Investor and Recent Additional Private Placements from Existing Investors and Affiliates of $220,000

Chicago, IL – January 26, 2016 (Business Wire) -- rVue Holdings, Inc., (OTCBB: RVUE), a premier advertising technology platform for digital location video, announced that the Company has raised nearly $1.5 million to accelerate sales and marketing programs and fund technology advancements.

In the last several months, rVue has also raised $220,000 in private placements of common stock with existing investors and their affiliates.  In aggregate, the Company’s private placements have raised approximately $1.7 million during 2015 and early 2016.

In the present transaction, rVue signed a Subscription Agreement with Acorn Composite Corp. (“Acorn”) to raise up to $1,476,100 in gross proceeds.  Upon execution of the agreement, the Company sold common stock to Acorn for total consideration of $270,000. The Company also has the right to sell additional shares of common stock to Acorn on a monthly basis through September 2016, in the Company’s discretion, as needed to meet the Company’s capital requirements. Acorn’s total commitment for these purchases is $1,080,000, inclusive of the $270,000 initial investment. rVue plans to use any proceeds from these purchases to fund business operations and for other general corporate purposes.

The Subscription Agreement also gives the Company the right to sell additional shares of common stock to Acorn valued at up to $396,100 as “take-out” purchases in the event the Company’s current variable-priced convertible note financings are not repaid via conversion to common stock.  rVue plans to use any proceeds from these purchases to repay these financings.

“This most recent capital raise and transaction with Acorn represents a vote of confidence in our business strategy, our plans to expand sales efforts, and equally important, the growing interest in the digital location video category,” commented Mark Pacchini, President and CEO of rVue Holdings, Inc.

Acorn is an affiliate of Robert Roche, a director of the Company.  The terms of the transaction were negotiated at arms-length and were reviewed and approved by a Special Committee of the Board of Directors which did not include Mr. Roche.

More information about the transaction, as well as a copy of the Subscription Agreement, can be found in the Company's Current Report on Form 8-K that was filed with the Securities and Exchange Commission ("SEC") on January 26, 2016.

The shares of common stock sold and to be sold to Acorn in the private placement have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and cannot be sold or otherwise transferred without registration under the Securities Act or an exemption therefrom.  The Company is not obligated to register the shares.

About rVue

rVue Holdings, Inc. is an advertising technology company providing the digital distribution platform for the Digital Place-Based Advertising industry. The Company connects approximately one million digital screens across 190 networks delivering access to 250 million daily impressions in one simple platform. Backed by the industry's most intuitive and intelligent platform, rVue has the technology, data and expertise to connect brands and targeted consumers where and when it matters most. For more information, please visit http://www.rvue.com.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.

Company Contact

Mark Pacchini

President and CEO

312-361-3368